Exhibit 99.1
THE BALDWIN GROUP ANNOUNCES THIRD QUARTER 2024 RESULTS
- Total Revenue Growth of 11% to $338.9 Million; Organic Revenue Growth(1) of 14% -
- Net Loss of $14.5 Million and Diluted Loss Per Share of $0.13; Adjusted Diluted EPS(2) Growth of 14% to $0.33 -
- Adjusted EBITDA(3) Growth of 14% and Pro Forma Adjusted EBITDA(4) Growth of 18% Year-Over-Year to $72.8 Million and Adjusted EBITDA Margin(3) of 21%; 60 Basis Point Expansion Compared to the Prior-Year Period -
TAMPA, FLORIDA - November 4, 2024 - The Baldwin Group, the brand name for The Baldwin Insurance Group, Inc. (“Baldwin” or the “Company”) (NASDAQ: BWIN), an independent insurance distribution firm delivering tailored insurance solutions to a wide range of personal and commercial Clients, today announced its results for the third quarter ended September 30, 2024.
THIRD QUARTER 2024 HIGHLIGHTS
•Total revenue increased 11% year-over-year to $338.9 million
•Organic revenue growth of 14% year-over-year
•GAAP net loss of $14.5 million and GAAP diluted loss per share of $0.13
•Adjusted net income(2) of $38.5 million
•Adjusted diluted EPS grew 14% year-over-year to $0.33
•Adjusted EBITDA grew 14% year-over-year to $72.8 million
•Adjusted EBITDA margin of 21.5%, a 60 basis point expansion compared to 20.9% in the prior-year period
•Pro forma adjusted EBITDA grew 18% year-over-year to $72.8 million
“We delivered another strong quarter highlighting the resiliency of our business model in what has been an outstanding year for The Baldwin Group,” said Trevor Baldwin, Chief Executive Officer of The Baldwin Group. “We once again generated industry-leading double-digit organic growth and continued to expand our adjusted EBITDA margin and adjusted free cash flow, driven by a relentless focus on operational effectiveness and efficiency. Our team’s fantastic execution over the past couple years, along with our considerably stronger financial profile, has positioned us exceedingly well for sustained long-term growth and margin expansion.”

LIQUIDITY AND CAPITAL RESOURCES
As of September 30, 2024, cash and cash equivalents were $181.8 million and the Company had $600.0 million of borrowing capacity under its revolving credit facility.
NINE MONTHS 2024 RESULTS
•Revenue increased 13% year-over-year to $1.1 billion
•Organic revenue growth of 16% year-over-year
•GAAP net loss of $6.2 million and GAAP diluted loss per share of $0.07
•Adjusted net income of $144.8 million
•Adjusted diluted EPS grew 26% year-over-year to $1.23
•Adjusted EBITDA grew 22% year-over-year to $249.3 million
•Adjusted EBITDA margin of 23.5%, a 160 basis point expansion compared to 21.9% in the prior-year period
•Pro forma adjusted EBITDA grew 24% year-over-year to $247.7 million
•Net cash provided by operating activities of $85.7 million
•Adjusted free cash flow(5) grew 31% year-over-year to $99.2 million
WEBCAST AND CONFERENCE CALL INFORMATION
Baldwin will host a webcast and conference call to discuss third quarter 2024 results today at 5:00 PM ET. A live webcast and a slide presentation of the conference call will be available on Baldwin’s investor relations website at ir.baldwin.com. The dial-in number for the conference call is (877) 451-6152 (toll-free) or (201) 389-0879 (international). Please dial the number 10 minutes prior to the scheduled start time.
A webcast replay of the call will be available at ir.baldwin.com for one year following the call.
ABOUT THE BALDWIN GROUP
The Baldwin Group, the brand name for The Baldwin Insurance Group, Inc. (NASDAQ: BWIN) and its affiliates, is an independent insurance distribution firm providing indispensable expertise and insights that strive to give our Clients the confidence to pursue their purpose, passion and dreams. As a team of dedicated entrepreneurs and insurance professionals, we have come together to help protect the possible for our Clients. We do this by delivering bespoke Client solutions, services, and innovation through our comprehensive and tailored approach to risk management, insurance, and employee benefits. We support our Clients, Colleagues, Insurance Company Partners, and communities through the deployment of vanguard resources and capital to drive our organic and inorganic growth. The Baldwin Group proudly represents more than two million Clients across the United States and internationally. For more information, please visit www.baldwin.com.

FOOTNOTES
(1)    Organic revenue for the three and nine months ended September 30, 2023 used to calculate organic revenue growth for the three and nine months ended September 30, 2024 was $294.5 million and $905.6 million, respectively, which is adjusted to exclude commissions and fees from divestitures that occurred during 2024. Organic revenue and organic revenue growth are non-GAAP measures. Reconciliation of organic revenue and organic revenue growth to commissions and fees, the most directly comparable GAAP financial measure, is set forth in the reconciliation table accompanying this release.
(2)    Adjusted net income and adjusted diluted EPS are non-GAAP measures. Reconciliation of adjusted net income to net loss attributable to Baldwin and reconciliation of adjusted diluted EPS to diluted loss per share, the most directly comparable GAAP financial measures, is set forth in the reconciliation table accompanying this release.
(3)    Adjusted EBITDA and adjusted EBITDA margin are non-GAAP measures. Reconciliation of adjusted EBITDA and adjusted EBITDA margin to net loss, the most directly comparable GAAP financial measure, is set forth in the reconciliation table accompanying this release.
(4)    Pro Forma Adjusted EBITDA is a non-GAAP measure. Reconciliation of Pro Forma Adjusted EBITDA to net loss, the most directly comparable GAAP financial measure, is set forth in the reconciliation table accompanying this release.
(5)    Adjusted free cash flow is a non-GAAP measure. Reconciliation of adjusted free cash flow to net cash provided by operating activities, the most directly comparable GAAP financial measure, is set forth in the reconciliation table accompanying this release.
NOTE REGARDING FORWARD-LOOKING STATEMENTS
This press release may contain various “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which represent Baldwin’s expectations or beliefs concerning future events. Forward-looking statements are statements other than historical facts and may include statements that address future operating, financial or business performance or Baldwin’s strategies or expectations. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “projects,” “potential,” “outlook” or “continue,” or the negative of these terms or other comparable terminology. Forward-looking statements are based on management’s current expectations and beliefs and involve significant risks and uncertainties that could cause actual results, developments and business decisions to differ materially from those contemplated by these statements.
Factors that could cause actual results or performance to differ from the expectations expressed or implied in such forward-looking statements include, but are not limited to, those described under the caption “Risk Factors” in Baldwin’s Annual Report on Form 10-K for the year ended December 31, 2023 and in Baldwin’s other filings with the SEC, which are available free of charge on the SEC's website at: www.sec.gov, including those risks and other factors relevant to the business, financial condition and results of operations of Baldwin. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated. All forward-looking statements and all subsequent written and oral forward-looking statements attributable to Baldwin or to persons acting on behalf of Baldwin are expressly qualified in their entirety by reference to these risks and uncertainties. You should not place undue reliance on forward-looking statements. Forward-looking statements speak only as of the date they are made, and Baldwin does not undertake any obligation to update them in light of new information, future developments or otherwise, except as may be required under applicable law.

CONTACTS
MEDIA RELATIONS
Anna Rozenich, Senior Director, Enterprise Communications
The Baldwin Group
630.561.5907 | anna.rozenich@baldwin.com
INVESTOR RELATIONS
Bonnie Bishop, Executive Director, Investor Relations
The Baldwin Group
813.259.8032 | IR@baldwin.com

THE BALDWIN INSURANCE GROUP, INC.
Condensed Consolidated Statements of Comprehensive Loss
(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
(in thousands, except share and per share data)	2024	2023	2024	2023
Revenues:
Commissions and fees	$335,210	$304,232	$1,050,409	$929,306
Investment income	3,728	2,038	8,736	4,601
Total revenues	338,938	306,270	1,059,145	933,907

Operating expenses:
Commissions, employee compensation and benefits	247,189	220,469	753,596	676,659
Other operating expenses	48,839	47,165	141,198	141,254
Amortization expense	26,899	23,183	76,334	69,505
Change in fair value of contingent consideration	(952)	13,914	17,276	55,065
Depreciation expense	1,557	1,453	4,619	4,250
Total operating expenses	323,532	306,184	993,023	946,733

Operating income (loss)	15,406	86	66,122	(12,826)

Other income (expense):
Interest expense, net	(31,329)	(30,580)	(94,203)	(87,600)
Gain on divestitures	1,809	—	38,953	—
Loss on extinguishment and modification of debt	(389)	—	(15,068)	—
Other income (expense), net	28	(1,351)	105	(193)
Total other expense, net	(29,881)	(31,931)	(70,213)	(87,793)

Loss before income taxes	(14,475)	(31,845)	(4,091)	(100,619)
Income tax expense	—	161	2,151	904
Net loss	(14,475)	(32,006)	(6,242)	(101,523)
Less: net loss attributable to noncontrolling interests	(6,098)	(14,377)	(1,886)	(45,865)
Net loss attributable to Baldwin	$(8,377)	$(17,629)	$(4,356)	$(55,658)

Comprehensive loss	$(14,475)	$(32,006)	$(6,242)	$(101,523)
Comprehensive loss attributable to noncontrolling interests	(6,098)	(14,377)	(1,886)	(45,865)
Comprehensive loss attributable to Baldwin	(8,377)	(17,629)	(4,356)	(55,658)

Basic and diluted loss per share	$(0.13)	$(0.29)	$(0.07)	$(0.93)
Basic and diluted weighted-average shares of Class A common stock outstanding	64,011,515	60,549,080	63,001,125	59,791,435

THE BALDWIN INSURANCE GROUP, INC.
Condensed Consolidated Balance Sheets
(Unaudited)

(in thousands, except share and per share data)	September 30, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$181,759	$116,209
Restricted cash	162,957	104,824
Premiums, commissions and fees receivable, net	656,111	627,791
Prepaid expenses and other current assets	13,454	12,730
Assets held for sale	—	64,351
Total current assets	1,014,281	925,905
Property and equipment, net	21,263	22,713
Right-of-use assets	74,960	85,473
Other assets	47,356	38,134
Intangible assets, net	968,811	1,017,343
Goodwill	1,412,369	1,412,369
Total assets	$3,539,040	$3,501,937
Liabilities, Mezzanine Equity and Stockholders’ Equity
Current liabilities:
Premiums payable to insurance companies	$589,157	$555,569
Producer commissions payable	71,179	64,304
Accrued expenses and other current liabilities	164,302	152,954
Related party notes payable	5,635	1,525
Current portion of contingent earnout liabilities	201,281	215,157
Liabilities held for sale	—	43,931
Total current liabilities	1,031,554	1,033,440
Revolving line of credit	—	341,000
Long-term debt, less current portion	1,399,010	968,183
Contingent earnout liabilities, less current portion	2,509	61,310
Operating lease liabilities, less current portion	69,235	78,999
Other liabilities	123	123
Total liabilities	2,502,431	2,483,055
Commitments and contingencies
Mezzanine equity:
Redeemable noncontrolling interest	375	394
Stockholders’ equity:
Class A common stock, par value $0.01 per share, 300,000,000 shares authorized; 67,536,347 and 64,133,950 shares issued and outstanding at September 30, 2024 and December 31, 2023, respectively	675	641
Class B common stock, par value $0.0001 per share, 100,000,000 shares authorized; 50,013,563 and 52,422,494 shares issued and outstanding at September 30, 2024 and December 31, 2023, respectively	5	5
Additional paid-in capital	785,931	746,671
Accumulated deficit	(191,261)	(186,905)
Total stockholders’ equity attributable to Baldwin	595,350	560,412
Noncontrolling interest	440,884	458,076
Total stockholders’ equity	1,036,234	1,018,488
Total liabilities, mezzanine equity and stockholders’ equity	$3,539,040	$3,501,937

THE BALDWIN INSURANCE GROUP, INC.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	For the Nine Months Ended September 30,
(in thousands)	2024	2023
Cash flows from operating activities:
Net loss	$(6,242)	$(101,523)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	80,953	73,755
Change in fair value of contingent consideration	17,276	55,065
Share-based compensation expense	46,764	46,637
Payment of contingent earnout consideration in excess of purchase price accrual	(21,145)	(22,639)
Gain on divestitures	(38,953)	—
Amortization of deferred financing costs	4,419	3,577
Loss on extinguishment of debt	1,034	—
Loss on interest rate caps	244	489
Other loss	346	797
Changes in operating assets and liabilities:
Premiums, commissions and fees receivable, net	(27,777)	(63,367)
Prepaid expenses and other current assets	(7,980)	(6,294)
Right-of-use assets	12,562	7,671
Accounts payable, accrued expenses and other current liabilities	35,395	32,793
Operating lease liabilities	(11,188)	(4,162)
Net cash provided by operating activities	85,708	22,799
Cash flows from investing activities:
Proceeds from divestitures, net of cash transferred	56,977	—
Capital expenditures	(28,897)	(14,157)
Investments in and loans for business ventures	(3,703)	(673)
Proceeds from repayment of related party loans	1,500	—
Cash consideration paid for asset acquisitions	(268)	(2,118)
Net cash provided by (used in) investing activities	25,609	(16,948)
Cash flows from financing activities:
Payment of contingent earnout consideration up to amount of purchase price accrual	(64,698)	(26,808)
Proceeds from revolving line of credit	95,000	88,000
Payments on revolving line of credit	(436,000)	(269,000)
Proceeds from refinancing of long-term debt	1,440,000	170,000
Payments relating to extinguishment and modification of long-term debt	(996,177)	—
Payments on long-term debt	(4,661)	(6,815)
Payments of deferred financing costs	(17,988)	(4,447)
Proceeds from the settlement of interest rate caps	2,300	7,893
Tax distributions to Baldwin Holdings LLC members	(11,076)	(408)
Distributions to variable interest entities	(264)	(385)
Proceeds from repayment of stockholder notes receivable	—	42
Net cash provided by (used in) financing activities	6,436	(41,928)
Net increase (decrease) in cash and cash equivalents and restricted cash	117,753	(36,077)
Cash and cash equivalents and restricted cash at beginning of period	226,963	230,471
Cash and cash equivalents and restricted cash at end of period	$344,716	$194,394

NON-GAAP FINANCIAL MEASURES
Adjusted EBITDA, adjusted EBITDA margin, organic revenue, organic revenue growth, adjusted net income, adjusted diluted earnings per share (“EPS”), pro forma revenue, pro forma adjusted EBITDA, pro forma adjusted EBITDA margin and adjusted net cash provided by operating activities (“adjusted free cash flow”) are not measures of financial performance under GAAP and should not be considered substitutes for GAAP measures, including commissions and fees (for organic revenue and organic revenue growth), revenues (for pro forma revenue), net income (loss) (for adjusted EBITDA, adjusted EBITDA margin, pro forma adjusted EBITDA and pro forma adjusted EBITDA margin), net income (loss) attributable to Baldwin (for adjusted net income), diluted earnings (loss) per share (for adjusted diluted EPS) or net cash provided by (used in) operating activities (for adjusted free cash flow), which we consider to be the most directly comparable GAAP measures. These non-GAAP financial measures have limitations as analytical tools, and when assessing our operating performance, you should not consider these non-GAAP financial measures in isolation or as substitutes for commissions and fees, net income (loss), net income (loss) attributable to Baldwin, diluted earnings (loss) per share, net cash provided by (used in) operating activities or other consolidated income statement data prepared in accordance with GAAP. Other companies in our industry may define or calculate these non-GAAP financial measures differently than we do, and accordingly, these measures may not be comparable to similarly titled measures used by other companies.
We define adjusted EBITDA as net income (loss) before interest, taxes, depreciation, amortization, change in fair value of contingent consideration and certain items of income and expense, including share-based compensation expense, transaction-related Partnership and integration expenses, severance, and certain non-recurring items, including those related to raising capital. We believe that adjusted EBITDA is an appropriate measure of operating performance because it eliminates the impact of income and expenses that do not relate to business performance, and that the presentation of this measure enhances an investor’s understanding of our financial performance.
Adjusted EBITDA margin is adjusted EBITDA divided by total revenue. Adjusted EBITDA margin is a key metric used by management and our board of directors to assess our financial performance. We believe that adjusted EBITDA margin is an appropriate measure of operating performance because it eliminates the impact of income and expenses that do not relate to business performance, and that the presentation of this measure enhances an investor’s understanding of our financial performance. We believe that adjusted EBITDA margin is helpful in measuring profitability of operations on a consolidated level.
Adjusted EBITDA and adjusted EBITDA margin have important limitations as analytical tools. For example, adjusted EBITDA and adjusted EBITDA margin:
•do not reflect any cash capital expenditure requirements for the assets being depreciated and amortized that may have to be replaced in the future;
•do not reflect changes in, or cash requirements for, our working capital needs;
•do not reflect the impact of certain cash charges resulting from matters we consider not to be indicative of our ongoing operations;
•do not reflect the interest expense or the cash requirements necessary to service interest or principal payments on our debt;
•do not reflect share-based compensation expense and other non-cash charges; and
•exclude certain tax payments that may represent a reduction in cash available to us.

We calculate organic revenue based on commissions and fees for the relevant period by excluding (i) the first twelve months of commissions and fees generated from new Partners and (ii) commissions and fees from divestitures. Organic revenue growth is the change in organic revenue period-to-period, with prior period results adjusted to (i) include commissions and fees that were excluded from organic revenue in the prior period because the relevant Partners had not yet reached the twelve-month owned mark, but which have reached the twelve-month owned mark in the current period, and (ii) exclude commissions and fees related to divestitures from organic revenue. For example, commissions and fees from a Partner acquired on June 1, 2023 are excluded from organic revenue for 2023. However, after June 1, 2024, results from June 1, 2023 to December 31, 2023 for such Partners are compared to results from June 1, 2024 to December 31, 2024 for purposes of calculating organic revenue growth in 2024. Organic revenue growth is a key metric used by management and our board of directors to assess our financial performance. We believe that organic revenue and organic revenue growth are appropriate measures of operating performance as they allow investors to measure, analyze and compare growth in a meaningful and consistent manner.
We define adjusted net income as net income (loss) attributable to Baldwin adjusted for depreciation, amortization, change in fair value of contingent consideration and certain items of income and expense, including share-based compensation expense, transaction-related Partnership and integration expenses, severance, and certain non-recurring costs that, in the opinion of management, significantly affect the period-over-period assessment of operating results, and the related tax effect of those adjustments. We believe that adjusted net income is an appropriate measure of operating performance because it eliminates the impact of income and expenses that do not relate to business performance.
Adjusted diluted EPS measures our per share earnings excluding certain expenses as discussed above for adjusted net income and assuming all shares of Class B common stock were exchanged for Class A common stock on a one-for-one basis. Adjusted diluted EPS is calculated as adjusted net income divided by adjusted diluted weighted-average shares outstanding. We believe adjusted diluted EPS is useful to investors because it enables them to better evaluate per share operating performance across reporting periods.
The pro forma information presented herein removes the effects of 2024 divestitures for all periods in 2024 and 2023 as if the divestitures had occurred on January 1, 2024 and January 1, 2023, respectively. Pro forma revenue reflects GAAP revenues less revenue derived from business divestitures that occurred during 2024.
Pro forma net income (loss) reflects GAAP net income (loss) less net income derived from business divestitures that occurred during 2024, including the gain on divestitures. We define Pro forma adjusted EBITDA as pro forma net income (loss) before interest, taxes, depreciation, amortization, change in fair value of contingent consideration and certain items of income and expense, including share-based compensation expense, transaction-related Partnership and integration expenses, severance, and certain non-recurring costs, including those related to raising capital, after removing the effect of divestitures that occurred during 2024. We believe that pro forma adjusted EBITDA is an appropriate measure of operating performance because it eliminates the impact of income and expenses that do not relate to ongoing business performance, and that the presentation of this measure enhances an investor’s understanding of our financial performance.

Pro forma adjusted EBITDA margin is pro forma adjusted EBITDA divided by pro forma revenue. Pro forma adjusted EBITDA margin is a key metric used by management and our board of directors to assess our ongoing business financial performance. We believe that pro forma adjusted EBITDA margin is an appropriate measure of operating performance because it eliminates the impact of expenses that do not relate to ongoing business performance, and that the presentation of this measure enhances an investor’s understanding of our financial performance. We believe that pro forma adjusted EBITDA margin is helpful in measuring profitability of operations on a consolidated level.
We calculate adjusted free cash flow because we hold fiduciary cash designated for our Insurance Company Partners on behalf of our Clients and incur substantial earnout liabilities in conjunction with our Partnership strategy. Adjusted free cash flow is calculated as net cash provided by (used in) operating activities excluding the impact of: (i) the change in premiums, commissions and fees receivable, net; (ii) the change in accounts payable, accrued expenses and other current liabilities; and (iii) the payment of contingent earnout consideration in excess of purchase price accrual. We believe that adjusted free cash flow is an important financial measure for use in evaluating financial performance because it measures our ability to generate additional cash from our business operations.
Reconciliation of guidance regarding adjusted EBITDA, organic revenue growth, adjusted diluted EPS and adjusted free cash flow to the most directly comparable GAAP measures is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity, and low visibility with respect to commissions and fees, net income (loss), diluted earnings (loss) per share or other consolidated income statement data prepared in accordance with GAAP. The Company is currently unable to predict with a reasonable degree of certainty the type and extent of items that would be expected to impact these GAAP financial measures for these periods. The unavailable information could have a significant impact on the non-GAAP measures.

Adjusted EBITDA and Adjusted EBITDA Margin
The following table reconciles adjusted EBITDA and adjusted EBITDA margin to net loss, which we consider to be the most directly comparable GAAP financial measure:

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
(in thousands, except percentages)	2024	2023	2024	2023
Revenues	$338,938	$306,270	$1,059,145	$933,907

Net loss	$(14,475)	$(32,006)	$(6,242)	$(101,523)
Adjustments to net loss:
Interest expense, net	31,329	30,580	94,203	87,600
Amortization expense	26,899	23,183	76,334	69,505
Share-based compensation	17,949	14,598	46,764	46,637
Gain on divestitures	(1,809)	—	(38,953)	—
Change in fair value of contingent consideration	(952)	13,914	17,276	55,065
Loss on extinguishment and modification of debt	389	—	15,068	—
Colleague earnout incentives	4,327	—	10,706	—
Transaction-related Partnership and integration expenses	2,047	3,774	9,042	18,007
Depreciation expense	1,557	1,453	4,619	4,250
Severance	678	875	3,554	3,373
Income and other taxes	82	161	3,300	904
Loss on interest rate caps	84	818	244	489
Other(1)	4,646	6,659	13,410	20,289
Adjusted EBITDA	$72,751	$64,009	$249,325	$204,596
Adjusted EBITDA margin	21%	21%	24%	22%
__________
(1)    Other addbacks to adjusted EBITDA include certain expenses that are considered to be non-recurring or non-operational, including certain recruiting costs, professional fees, litigation costs and bonuses.
Organic Revenue and Organic Revenue Growth
The following table reconciles organic revenue and organic revenue growth to commissions and fees, which we consider to be the most directly comparable GAAP financial measure:

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
(in thousands, except percentages)	2024	2023	2024	2023
Commissions and fees	$335,210	$304,232	$1,050,409	$929,306
Partnership commissions and fees(1)	—	(985)	—	(44,696)
Organic revenue	$335,210	$303,247	$1,050,409	$884,610
Organic revenue growth(2)	$40,672	$47,523	$144,844	$150,471
Organic revenue growth %(2)	14%	19%	16%	20%
__________
(1)    Includes the first twelve months of such commissions and fees generated from newly acquired Partners.
(2)    Organic revenue for the three and nine months ended September 30, 2023 used to calculate organic revenue growth for the three and nine months ended September 30, 2024 was $294.5 million and $905.6 million, respectively, which is adjusted to exclude commissions and fees from divestitures that occurred during 2024.

Adjusted Net Income and Adjusted Diluted EPS
The following table reconciles adjusted net income to net loss attributable to Baldwin and reconciles adjusted diluted EPS to diluted loss per share, which we consider to be the most directly comparable GAAP financial measures:

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
(in thousands, except per share data)	2024	2023	2024	2023
Net loss attributable to Baldwin	$(8,377)	$(17,629)	$(4,356)	$(55,658)
Net loss attributable to noncontrolling interests	(6,098)	(14,377)	(1,886)	(45,865)
Amortization expense	26,899	23,183	76,334	69,505
Share-based compensation	17,949	14,598	46,764	46,637
Gain on divestitures	(1,809)	—	(38,953)	—
Change in fair value of contingent consideration	(952)	13,914	17,276	55,065
Loss on extinguishment and modification of debt	389	—	15,068	—
Colleague earnout incentives	4,327	—	10,706	—
Transaction-related Partnership and integration expenses	2,047	3,774	9,042	18,007
Depreciation	1,557	1,453	4,619	4,250
Amortization of deferred financing costs	1,422	1,244	4,419	3,577
Severance	678	875	3,554	3,373
Loss on interest rate caps, net of cash settlements	84	3,771	2,544	8,382
Income tax expense	—	—	2,151	—
Other(1)	4,646	6,659	13,410	20,289
Adjusted pre-tax income	42,762	37,465	160,692	127,562
Adjusted income taxes(2)	4,234	3,709	15,909	12,629
Adjusted net income	$38,528	$33,756	$144,783	$114,933

Weighted-average shares of Class A common stock outstanding - diluted	64,012	60,549	63,001	59,791
Dilutive weighted-average shares of Class A common stock	4,014	3,941	3,570	3,931
Exchange of Class B common stock(3)	50,490	52,862	51,234	53,367
Adjusted diluted weighted-average shares outstanding	118,516	117,352	117,805	117,089

Adjusted diluted EPS	$0.33	$0.29	$1.23	$0.98

Diluted loss per share	$(0.13)	$(0.29)	$(0.07)	$(0.93)
Effect of exchange of Class B common stock and net loss attributable to noncontrolling interests per share	0.01	0.02	0.02	0.06
Other adjustments to loss per share	0.49	0.59	1.42	1.96
Adjusted income taxes per share	(0.04)	(0.03)	(0.14)	(0.11)
Adjusted diluted EPS	$0.33	$0.29	$1.23	$0.98
___________
(1)    Other addbacks to adjusted net income include certain expenses that are considered to be non-recurring or non-operational, including certain recruiting costs, professional fees, litigation costs and bonuses.
(2)    Represents corporate income taxes at an assumed effective tax rate of 9.9% applied to adjusted pre-tax income.
(3)    Assumes the full exchange of Class B common stock for Class A common stock pursuant to the Amended LLC Agreement.

Pro Forma Adjusted EBITDA and Pro Forma Adjusted EBITDA Margin
The following table reconciles pro forma revenue to revenues and reconciles pro forma adjusted EBITDA and pro forma adjusted EBITDA margin to net loss, which we consider to be the most directly comparable GAAP financial measures:

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
(in thousands, except percentages)	2024	2023	2024	2023
Revenues	$338,938	$306,270	$1,059,145	$933,907
Less revenue from 2024 divestitures(1)	—	(9,823)	(6,260)	(27,130)
Pro forma revenue	$338,938	$296,447	$1,052,885	$906,777

Net loss	$(14,475)	$(32,006)	$(6,242)	$(101,523)
Less net income from 2024 divestitures(2)	(1,809)	(1,798)	(39,264)	(3,194)
Pro forma net loss	(16,284)	(33,804)	(45,506)	(104,717)
Adjustments to pro forma net loss:
Interest expense, net	31,329	30,580	94,203	87,600
Amortization expense	26,899	22,705	76,334	68,077
Share-based compensation	17,949	14,598	46,764	46,637
Change in fair value of contingent consideration	(952)	13,914	17,276	55,043
Loss on extinguishment and modification of debt	389	—	15,068	—
Colleague earnout incentives	4,327	—	10,706	—
Transaction-related Partnership and integration expenses	2,047	3,774	7,992	18,007
Depreciation expense	1,557	1,441	4,619	4,214
Severance	678	814	3,527	3,130
Income and other taxes	82	161	3,300	904
Loss on interest rate caps	84	818	244	489
Other(3)	4,646	6,657	13,201	20,283
Pro forma adjusted EBITDA	$72,751	$61,658	$247,728	$199,667
Pro forma adjusted EBITDA margin	21%	21%	24%	22%
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(1)    The adjustments exclude revenue from 2024 divestitures for all periods in 2024 and 2023 as if the divestitures had occurred on January 1, 2024 and January 1, 2023, respectively.
(2)    The adjustments exclude net income from 2024 divestitures, including the gain on divestitures, for all periods in 2024 and 2023 as if the divestitures had occurred on January 1, 2024 and January 1, 2023, respectively.
(3)    Other addbacks to pro forma adjusted EBITDA include certain expenses that are considered to be non-recurring or non-operational, including certain recruiting costs, professional fees, litigation costs and bonuses.
Adjusted Net Cash Provided by Operating Activities (“Adjusted Free Cash Flow”)
The following table reconciles adjusted free cash flow to net cash provided by operating activities, which we consider to be the most directly comparable GAAP financial measure:

	For the Nine Months Ended September 30,
(in thousands)	2024	2023
Net cash provided by operating activities	$85,708	$22,799
Adjustments to net cash provided by operating activities:
Change in premiums, commissions and fees receivable, net	27,777	63,367
Change in accounts payable, accrued expenses and other current liabilities	(35,395)	(32,793)
Payment of contingent earnout consideration in excess of purchase price accrual	21,145	22,639
Adjusted free cash flow(1)	$99,235	$76,012
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(1)    Without the impact of one-time, third-party refinancing costs of $14.0 million incurred during 2024, adjusted free cash flow would have expanded 49% year-over-year to $113.3 million for the nine months ended September 30, 2024.

COMMONLY USED DEFINED TERMS
The following terms have the following meanings throughout this press release unless the context indicates or requires otherwise:

Amended LLC Agreement	Third Amended and Restated Limited Liability Company Agreement of The Baldwin Insurance Group Holdings, LLC (formerly Baldwin Risk Partners, LLC), as amended
Clients	Our insureds
Colleagues	Our employees
GAAP	Accounting principles generally accepted in the United States of America
Insurance Company Partners	Insurance companies with which we have a contractual relationship
Partners	Companies that we have acquired, or in the case of asset acquisitions, the producers
Partnerships	Strategic acquisitions made by the Company
SEC	U.S. Securities and Exchange Commission